                                                                     EXHIBIT 1.4


                         HEARST-ARGYLE TELEVISION, INC.
                            (a Delaware corporation)

                             Series A Common Stock

                                TERMS AGREEMENT
                                ---------------


                                                                November 5, 1997



Hearst-Argyle Television, Inc.
888 Seventh Avenue
New York, New York  10106

Ladies and Gentlemen:

     Hearst Argyle Television Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named below (collectively, the "U.S. Underwriters") for which Merrill Lynch, Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as representatives, and the U.S. Underwriters hereby confirm their respective agreements with the Company, with respect to (i) the sale to the U.S. Underwriters by the Company of the respective numbers of shares of Series A Common Stock, par value $.01 per share, of the Company ("Series A Common Stock") set forth below; (ii) the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Series A Common Stock set forth opposite its name below, and (iii) the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option to purchase all or any part of 480,000 additional shares of Series A Common Stock to cover over-allotments, if any. The aggregate 3,200,000 shares of Series A Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 480,000 shares of Series A Common Stock subject to the option (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities." We also understand that the Company proposes to reserve 200,000 shares of Initial U.S. Securities for sale by the U.S. Underwriters to certain directors, officers, employees and other persons associated with the Company or the Hearst Corporation. This Terms Agreement and the related purchase agreement attached hereto as Annex I are collectively referred to as the "U.S. Purchase Agreement."
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     It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Underwriting Agreements") providing for the offering by the Company of an aggregate of 800,000 shares of Series A Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Underwriters" and, collectively with the U.S. Underwriters, the "Underwriters") for which Merrill Lynch International, Credit Suisse First Boston (Europe) Limited, J.P. Morgan Securities Ltd., Morgan Stanley & Co. International Limited and Nesbitt Burns Securities Inc. are acting as managers, and the grant by the Company to the International Underwriters, acting severally and not jointly, of an option to purchase all or any part of the International Underwriters' pro rata portion of up to 120,000 additional shares of Series A Common Stock solely to cover over-allotments, if any (the "International Option Securities"). It is understood that the Company is not obligated to sell and the Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Underwriters.

     The U.S. Underwriters and the International Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the
"Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch (in such capacity, the "Global Coordinator").

                                              Number of
                                               Initial
                                                 U.S.
            U.S. Underwriters                 Securities
-----------------------------------------     ----------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                        545,000
Credit Suisse First Boston Corporation          545,000
J.P. Morgan Securities Inc.                     545,000
Morgan Stanley & Co. Incorporated               545,000
Bear, Stearns & Co. Inc.                         60,000
BT Alex. Brown Incorporated                      60,000
Donaldson, Lufkin & Jenrette Securities
   Corporation                                   60,000
A.G. Edwards & Sons, Inc.                        60,000
Furman Selz LLC                                  60,000
Goldman, Sachs & Co.                             60,000
Lazard Freres & Co. LLC                          60,000
Lehman Brothers Inc.                             60,000
NationsBanc Montgomery Securities, Inc.          60,000

                                              Number of
                                               Initial
                                                 U.S.
            U.S. Underwriters                 Securities
-----------------------------------------     ----------

Paine Webber Incorporated                        60,000
Prudential Securities Incorporated               60,000
Salomon Brothers Inc.                            60,000
Schroder & Co. Inc.                              60,000
Smith Barney Inc.                                60,000
Southwest Securities, Inc.                       60,000
Wasserstein Perella Securities, Inc.             60,000
Arneson, Kercheville, Ehrenberg &
  Associates, Inc.                               30,000
Gabelli & Company, Inc.                          30,000
                                              ---------
   Total                                      3,200,000
                                              =========


     The U.S. Securities shall have the following terms:

                             Series A Common Stock
                             ---------------------

Number of Initial U.S. Securities

  offered by the Company:                    3,200,000

Number of U.S. Option Securities:              480,000

Initial public offering price per share:    $    27.00

Purchase price per share:                   $    25.79

Listing requirements:    Nasdaq National Market



                              Black-out Provisions
                              --------------------

     Ninety (90) days from the Closing Time for the Company black-out period in section 3(k) of the U.S. Underwriting Agreement. Exceptions: (1) with the prior written consent of Merrill Lynch and (2) (A) the issuance of Series B Common Stock by the Company, (B) the issuance of shares of Series A Common Stock by the Company in connection with acquisition transactions in which recipients of such shares are restricted from selling such shares until the expiration of 90 days from the date of this Terms Agreement, (C) upon the exercise of outstanding options or the grant of options under the Company's stock option plans or compensation arrangements, and (D) upon the conversion of the Company's Series A Preferred Stock.

                                    Lock-up
                                    -------

     Ninety (90) days from the date of this Terms Agreement with respect to each of the following individuals/entities: Exceptions: (1) with the prior written consent of Merrill Lynch and (2) in the case of directors and officers of the Company, for the exercise by such individuals of outstanding options.

     Bob Marbut
     John Conomikes
     David J. Barrett
     Anthony J. Vinciquerra
     Dean H. Blythe
     Harry T. Hawks
     Ibra Morales
     Frank A. Bennack, Jr.
     Victor F. Ganzi
     William R. Hearst III
     George R. Hearst III
     Gilbert C. Maurer
     David Pulver
     Virginia H. Randt
     Caroline L. Williams
     Blake Byrne
     Chase Manhattan Investment Holdings, L.P.
     Merchant GP, Inc.
     Crescent/Mach I Partners, L.P.
     Credit Suisse First Boston Fund Investments 1995, L.P.
     Credit Suisse First Boston Fund Investments 1994, L.P.
     The Hearst Corporation

Closing date and location:    November 12, 1997;
                              Rogers & Wells
                              200 Park Avenue
                              New York, New York  10166

       Notices to the Underwriters shall be directed to Merrill Lynch, and notices to the Company shall be directed to it at 888 Seventh Avenue, New York, New York 10106, attention of Dean H. Blythe.

     All of the provisions contained in the document attached as Annex I hereto entitled "HEARST-ARGYLE TELEVISION, INC.--Series A Common Stock--Purchase Agreement" are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.

     For purposes of Sections 6 and 7 of the Underwriting Agreements, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of the following information: (i) the last paragraph at the bottom of the

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                                      A-5

prospectus supplement cover page concerning the terms of the offering by the Underwriters; (ii) the legends concerning over-allotments and stabilizing and passive market-making on the inside front cover page of the prospectus supplement; (iii) all paragraphs and tabular information under the caption "Underwriting" in the prospectus supplement, except for the first, second, third, sixth, seventh, eighth and ninth paragraphs thereunder; and (iv) the names of the Underwriters contained on the cover page and on the back cover page of the prospectus supplement.

     Please accept this offer no later than five o'clock P.M. (New York City time) on Wednesday, November 5, 1997, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                              Very truly yours,

                              MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


                              By /s/ Palma Mazzolla
                                ---------------------------------
                                Authorized Signatory
                                Acting on behalf of itself and
                                the other U.S. Underwriters.

Accepted:

HEARST-ARGYLE TELEVISION, INC.



By: /s/ Dean H. Blythe
   ---------------------------
   Name:  Dean H. Blythe
   Title: Senior Vice President/
          Corporate Development
          General Counsel and
          Secretary